Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES TERMINATION OF PRODUCTION SHARING CONTRACTS FOR BLOCKS L AND M IN MALAYSIA

EL DORADO, Arkansas, April 21, 2010 – Murphy Oil Corporation (NYSE:MUR) announced that it has been informed by PETRONAS that following the execution of the Exchange of Letters between Malaysia and the Sultanate of Brunei on March 16, 2009, the offshore exploration areas designated as Block L and Block M are no longer a part of Malaysia. As a consequence, the production sharing contracts covering Blocks L and M, awarded in 2003 to PETRONAS Carigali Sdn Bhd and Murphy, were formally terminated by letter dated April 7, 2010. Murphy’s potential participation in replacement production sharing contracts covering these areas is under discussion.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2009 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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